Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168834, 333-135076, 333-116930, 333-107525, 333-90045, 333-77943, 333-33038, 333-39396, 333-67692, and 333-145280)  of Autobytel Inc. of our report dated March 1, 2012, with respect to the consolidated financial statements and schedule of Autobytel Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

             /s/ ERNST & YOUNG LLP

Orange County, California
March 1, 2012